Exhibit (10)(d)

POTLATCH CORPORATION SALARIED EMPLOYEES’

SUPPLEMENTAL BENEFIT PLAN

As Amended and Restated Effective January 1, 1989

As Amended through May 24, 2005

SECTION 1. INTRODUCTION.

The Potlatch Corporation Salaried Employees’ Supplemental Benefit Plan (the “Plan”) was established effective September 30, 1978. The Plan was amended from time to time thereafter and was last amended and restated to read as set forth herein effective January 1, 1989, except that the provisions of Sections 4(a), 4(b) and 4(c) incorporate amendments effective December 31, 1992. The purposes of the Plan are (i) to supplement benefits provided under the Potlatch Corporation Salaried Employees’ Retirement Plan (the “Retirement Plan”) to the extent such benefits are reduced due to the limits of section 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) to provide retirement benefits that take into account deferred awards made under the Potlatch Corporation Management Performance Award Plan (the “MPAP”) after January 1, 1988, (iii) to provide retirement benefits to certain executives calculated as if they received a target award under the MPAP with respect to award years 1992 and thereafter, (iv) to provide retirement benefits to participants in the MPAP under certain formulae formerly provided under the Retirement Plan, and (v) to supplement benefits provided under the Potlatch Corporation Salaried Employees’ Savings Plan (the “Savings Plan”) to the extent that a participant’s allocations of Company Contributions or Allocable Forfeitures are reduced due to the limits of section 401(a)(17), 401(k)(3), 401(m) or 415 of the Code or because the participant has deferred an award under the MPAP after January 1, 1996. Capitalized terms used in the Plan (other than those defined herein) shall have the same meanings given to such terms in the Retirement Plan or the Savings Plan, as the context may require.

SECTION 2. ELIGIBILITY AND PARTICIPATION.

Participation in the Plan shall be limited to:

(a) All participants in the Retirement Plan whose benefits thereunder are reduced due to the limits of section 401(a)(17) of the Code (limiting the amount of compensation that may be taken into account under the Retirement Plan) or section 415 of the code (limiting the annual benefits payable under the Retirement Plan);

(b) All participants in the Retirement Plan who are credited with deferred awards under the MPAP after January 1, 1988;

(c) All participants in the Retirement Plan who otherwise participate in the MPAP after 1988; and

(d) All participants in the Savings Plan whose allocations of the Company Contributions or Allocable Forfeitures are reduced because the participant has deferred an award under the MPAP after January 1, 1996 or because of the limits of one or more of the following sections of the Code: (i) section 401(a)(17) (limiting the amount of compensation that may be taken into account under the Savings Plan); (ii) section 401(k)(3) (limiting participants’ Deferred Contributions to the Savings Plan); (iii) section 401(m) (limiting participants’ Non-deferred Contributions and matching Company Contributions under the Savings Plan); or (iv) section 415 (limiting overall annual allocations under the Savings Plan).

Any Employee with whom the Company has entered into a contract that provides benefits equivalent to any of the benefits described in this Plan shall not be eligible to participate in or receive benefits under this Plan to the extent of such equivalent benefits.

SECTION 3. AMOUNT OF PLAN BENEFITS.

A Participant’s Plan Benefit shall consist of (to the extent applicable to the Participant) (i) the Retirement Plan Supplemental Benefit and (ii) the Savings Plan Supplemental Benefit. All Plan Benefits shall accrue as of the last day of each Plan Year or as of the date, if earlier, on which the Participant ceases to be an Employee.

(a) Retirement Plan Supplemental Benefit. A Participant’s Retirement Plan Supplemental Benefit shall be the sum of the benefits determined under (i), (ii), (iii), (iv), and (v) below, as applicable.

(i) All Participants. A Participant’s Retirement Plan Supplemental Benefit shall be the difference between (A) the actual vested benefits payable under the

Retirement Plan to the Participant and his or her joint annuitant (if any) and (B) the vested benefits that would be payable under the Retirement Plan if the limitations imposed by sections 401(a)(17) and 415 of the Code did not apply and any deferred award credited to the Participant under the MPAP after January 1, 1988, had been paid to the Participant in the year it was deferred. In the case of any Participant who is required by Company policy to retire no later than the Normal Retirement Date, the Retirement Plan Supplemental Benefit also shall include the difference, if any, between the actual vested benefits payable under the Retirement Plan and the vested benefits that would be payable under the Retirement Plan if the average percentage under the MPAP with respect to award years 1992 and thereafter which was recognized by the Retirement Plan in the Participant’s “Average Monthly Earnings” had been 100% of the “Standard Bonus.”

(ii) Eligible Employees on December 31, 1977. Any Participant who was an Eligible Employee on December 31, 1977, and who has continuously been a participant in the Retirement Plan since that date to his or her Retirement Date or completion of 10 Years of Vesting Service shall be entitled to an additional Retirement Plan Supplemental Benefit determined pursuant to the formula in Section 4(b) of the Retirement Plan or Section (b) of Appendix B, as applicable, recognizing such Participant’s Years of Credited Service and increases in Average Monthly Earnings during periods in which the Participant is eligible to participate in the MPAP from January 1, 1989, through December 31, 1995, but only to the extent that such benefit exceeds the Participant’s Basic Benefit determined under the Retirement Plan and the benefit determined under Subsection (i) above. In calculating the benefit payable under this subsection (ii), the limitations imposed by sections 401(a)(17) and 415 of the Code shall be ignored.

(iii) Eligible Employees on December 31, 1972. Any Participant who was an Eligible Employee on December 31, 1972, and who has continuously been a participant in the Retirement Plan since that date to his or her Retirement Date, shall be entitled to an additional Retirement Plan Supplemental Benefit determined pursuant to the formula in Section 4(c) of the Retirement Plan or Section (c) of appendix B, as applicable, recognizing such Participant’s Years of Credited Service and increases in Average

Monthly Earnings during periods in which the Participant is eligible to participate in the MPAP from January 1, 1989, through December 31, 1995, but only to the extent that such benefit exceeds the Participant’s Basic Benefit determined under the Retirement Plan and the benefit determined under Subsections (i) and (ii) above. In calculating the benefit payable under this Subsection (iii), the limitations imposed by sections 401(a)(17) and 415 of the Code shall be ignored.

(iv) Surviving Spouses of Certain Participants. Upon the death of a Participant who last became an Eligible Employee prior to January 1, 1973, and who qualified as an Eligible Employee immediately prior to Retirement or whose Retirement was deferred beyond the Normal Retirement Date and who qualified as an Eligible Employee on the Normal Retirement Date, the surviving spouse of such Participant shall be entitled to an additional monthly survivor’s benefit under this Plan, determined pursuant to the rules and under the conditions set forth in Section 12 of the Retirement Plan, recognizing the Participant’s Years of Credited Service and increases in Average Monthly Earnings during periods in which the Participant is eligible to participate in the MPAP from January 1, 1989, through December 31, 1995, but only to the extent that such benefit exceeds the survivor’s benefit determined under the Retirement Plan and any survivor’s benefit payable pursuant to (i) through (iii) above. In calculating the benefit payable under this Subsection (iv), the limitations imposed by sections 401(a)(17) and 415 of the Code shall be ignored.

(v) Participants Listed in Exhibit A. Any Participant listed in Exhibit A who is an Eligible Employee immediately prior to his or her Normal Retirement Date or whose Credited Service terminates after the attainment of age 62 and completion of 10 or more Years of Vesting Service shall be entitled to an additional Retirement Plan Supplemental Benefit equal to two percent of the Participant’s Average Monthly Earnings multiplied by the Participant’s Years of Credited Service up to 20 such Years, minus the Participant’s Social Security Offset, but only to the extent that such benefit exceeds the Participant’s Basic Benefit determined under the Retirement Plan and the Retirement Plan Supplemental Benefit otherwise determined under this Section 3(a). For purposes of this Subsection (v), (A) Years of Credited Service and any increase in the

Participant’s Average Monthly Earnings after December 31, 1995, shall be disregarded; (B) the limitations imposed by sections 401(a)(17) and 415 of the Code shall be ignored; and (C) the term “Social Security Offset” means 50% of the monthly primary retirement benefits, if any, to which the Participant would be entitled commencing at age 65 under the federal Social Security Act.

(b) Savings Plan Supplemental Benefit. A Participant’s Savings Plan Supplemental Benefit shall be the vested amount credited to a bookkeeping account established pursuant to this Section 3(b). As of the last day of each Plan Year commencing after December 31, 1987, each Participant whose allocations for such Plan Year under the Savings Plan are reduced as described in Section 2(d) above and who has made the maximum Participating Deferred and Participating Non-deferred Contributions permitted under the Savings Plan for such Plan Year shall have an amount credited to such bookkeeping account. The amount so credited shall be the difference between the amount of Company contributions and Allocable Forfeitures actually allocated to the Participant under the Savings Plan for such Plan Year and the amount of Company Contributions and Allocable Forfeitures that would have been allocated to the Participant under the Savings Plan for such Plan Year if the Participant had made Participating Contributions equal to six percent of the Participant’s Earnings (determined without regard to section 401(a)(17) of the Code and without regard to the deferral of any award otherwise payable after January 1, 1996 under the MPAP).

Until the last day of the month preceding payment of the Participant’s entire Savings Plan Supplemental Benefit, the amount credited to such bookkeeping account shall be credited with interest equal to 70% of the higher of the following averages, compounded annually: (i) the prime rate charged by the major commercial banks as of the first business day of each month (as reported in an official publication of the Federal Reserve System) or (ii) the average monthly long-term rate of A rated corporate bonds (as published in Moody’s Bond Record).

The Participant shall become vested in the Participant’s Savings Plan Supplemental Benefit upon the earliest of completion of five Years of Vesting Service, attainment of age 65 while an Employee, death while an Employee or Total and Permanent Disability.

SECTION 4. DISTRIBUTIONS OF PLAN BENEFITS.

Distributions of Plan Benefits shall be made in cash after the Participant ceases to be an Employee pursuant to the following procedures.

(a) Retirement Plan Supplemental Benefit.

A Participant’s vested Retirement Plan Supplemental Benefit shall be payable to the Participant or to any other person who receives benefits under the Retirement Plan with respect to the Participant in the same form and at the same times as the Participant’s Retirement Plan benefit is paid. However, if the Participant elects to have the Retirement Plan benefit paid in an optional form and/or before the Participant’s Normal Retirement Date, the Executive Compensation and Personnel Policies Committee of the Board of Directors of the Company (the “Committee”) may determine in its sole discretion that the Retirement Plan Supplemental Benefit shall be payable in the normal form and/or at the Normal Retirement Date notwithstanding the Participant’s election. A Participant’s Retirement Plan Supplemental Benefit shall be subject to the same actuarial adjustments for time and form of payment applicable to Retirement Plan benefits.

(b) Savings Plan Supplemental Benefit. A Participant may elect to receive distribution of the Participant’s vested Savings Plan Supplemental Benefit in 15 or fewer annual installments or in a lump sum beginning as soon as practicable after January 1 of the year following the year in which the Participant ceases to be an Employee by filing the prescribed form with the Committee. Distribution will be made in accordance with the Participant’s election unless the Committee disapproves the election before the date distribution is to commence. The amount of any annual installment shall be determined by dividing the amount credited to the Participant’s bookkeeping account as of the last day of the month preceding the date of distribution of such installment by the total number of installments elected by the Participant less the number of installments already paid.

If the Participant fails to make an election pursuant to this Section 4(b) or if the Committee disapproves the Participant’s election, the vested Savings Plan Supplemental Benefit shall be distributed in 15 annual installments beginning as soon as practicable after January 1 of the year following the year in which the Participant ceases to be an Employee, unless the Committee in its sole discretion determines that distribution shall be made in a single lump sum.

The Committee in its sole discretion may accelerate the distribution of installments upon the request of the Participant.

If a Participant dies before the Participant’s Savings Plan Supplemental Benefit has been completely distributed, such benefit shall be distributed in a lump sum as soon as practicable thereafter to the person who is or would be the Participant’s Beneficiary under the Savings Plan.

(c) Small Benefits. Notwithstanding any contrary provision of the Plan, if a Participant’s Savings Plan Supplemental Benefit or the present value of the Participant’s Retirement Plan Supplemental Benefit is less than $3,500 when the Participant ceases to be an Employee, such benefit shall be distributed in a single lump sum as soon as practicable after January 1 of the year following the year in which the Participant ceases to be an Employee. If a Participant is an Employee and the value of the Participant’s Savings Plan Supplemental Benefit is less than $3,500 on December 31, 1992, such benefit shall be paid to the Participant in a single lump sum on or about December 31, 1992. After December 31, 1992, a minimum allocation of $1,000 shall be required to establish a Savings Plan Supplemental Benefit account, and amounts less than such minimum shall be paid to the Participant in cash.

SECTION 5. MISCELLANEOUS.

(a) Forfeitures. Plan Benefits shall be forfeited under the following circumstances:

(i) If the Participant is not vested in the Retirement Plan Supplemental Benefit or Savings Plan Supplemental Benefit when the Participant ceases to be an Employee; or

(ii) If the Participant is indebted to the Company or any subsidiary at the time the Participant or the Participant’s joint annuitant or other Beneficiary becomes entitled to payment of a Plan Benefit. In such a case, to the extent that the amount of the Plan Benefit does not exceed such indebtedness, the amount of such Plan Benefit shall be forfeited and the Participant’s indebtedness shall be extinguished to the extent of such forfeiture.

(b) Funding. The Plan shall be unfunded, and all Plan Benefits shall be paid from the general assets of the Company or from assets held in a grantor trust that is subject to the claims of the Company’s general or judgment creditors.

(c) Tax Withholding. The Committee shall make appropriate arrangements for satisfaction of any federal or state income tax or other payroll-based withholding tax required upon the accrual or payment of any Plan Benefits.

(d) No Employment Rights. Nothing in the Plan shall be deemed to give any individual a right to remain in the employ of the Company or any Subsidiary or to limit in any way the right of the Company or a Subsidiary to terminate any individual’s employment with or without case, which right is hereby reserved.

(e) No Assignment of Rights.

(i) (i) Except as otherwise provided in Section 5(a)(ii) with respect to a Participant’s indebtedness to the Company or a Subsidiary or in Section 5(e)(ii), the interest or rights of any person in the Plan or in any distribution to be made hereunder shall not be assigned (either at law or in equity), alienated, anticipated or subject to the attachment, bankruptcy, garnishment, levy, execution or other legal or equitable process. Any act in violation of this Section 5(e)(i) shall be void.

(ii) (ii) All or any portion of a Participant’s Plan Benefit hereunder shall be subject to the creation, assignment or recognition of a right under a state domestic relations order that is determined to be a “qualified domestic relations order” (within the meaning of section 414(p) of the Code) under the procedures established by the Company for the determination of the qualified status of domestic relations orders and for making distributions under qualified domestic relations orders.

(f) Administration. The Plan shall be administered by the Committee. No member of the Committee shall become a Participant in the Plan. The Committee shall make such rules,

interpretations and computations as it may deem appropriate, and any decision of the Committee with respect to the Plan, including (without limitation) any determination of eligibility to participate in the Plan and any calculation of Plan Benefits, shall be conclusive and binding on all persons.

Within 30 days after a Change of Control (as defined in Section 5(i)), the Committee shall appoint an independent committee consisting of at least three current (as of the effective date of the Change of Control) or former Company officers and directors, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Committee shall cease to have any responsibility for claims administration under the Plan.

(g) Amendment and Termination. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company shall have the authority to amend or to terminate the Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority. In the event of an amendment or termination of the Plan, a Participant’s Plan Benefits shall not be less than the Plan Benefits to which the Participant would be entitled if the Participant’s employment had terminated immediately prior to such amendment or termination of the Plan. The foregoing notwithstanding, the Plan may not be amended (including any amendment to this Section 5(g)) or terminated during the three-year period following a Change of Control if such amendment or termination would alter the provisions of this Section 5(g) or adversely affect a Participant’s accrued Plan Benefits.

(h) Successors and Assigns. The Plan shall be binding upon the Company, its successors and assigns, and any parent corporation of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

(i) Change of Control. For purposes of the Plan, “Change of Control” shall mean

(i) Upon consummation of a reorganization, merger or consolidation involving the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) and the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more that 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company either directly or through one or more subsidiaries), (B) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such other corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership is based on the beneficial ownership, directly or indirectly, of Outstanding Common Stock or Outstanding Voting Securities immediately prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii) On the date that individuals who, as of May 24, 2005 constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to May 24, 2005 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, an actual or threatened solicitation of proxies or consents or any other actual or threatened action by, or on behalf of any Person other than the Board of Directors; or

(iii) Upon the acquisition after May 24, 2005 by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then Outstanding Common Stock or (B) the combined voting power of the Outstanding Voting Securities; provided, however, that the following acquisitions shall not be deemed to be covered by this Section (iii): (x) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by the Corporation, (y) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or (z) any acquisition of Outstanding Common Stock or Outstanding Voting Securities by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Section (i); or

(iv) Upon the consummation of the sale of all or substantially all of the assets of the Company or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

POTLATCH CORPORATION SALARIED EMPLOYEES’

SUPPLEMENTAL BENEFIT PLAN

EXHIBIT A

Aili, Robert S.

Cheek, George C.

Cooper, Harry A.

Commerford, H. Fred

Clark, Philip C.

Davis, Frances M.

Dreshfield, Arthur C.

Eddington, Charles W.

Eischen, Robert K.

Feeley, Donald R.

Krantz, Irwin W.

Lloyd, Richard M.

Neuner, Charles L.

Page, Gordon R.

VandeVoorde, Henry J.

Wharton, Logan H.

Wirsig, Eugene F.

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